Exhibit 10.100

FIRST AMENDMENT TO

Staffing 360 solutions, Inc.

2016 omnibus Incentive Plan

This FIRST AMENDMENT TO Staffing 360 solutions, Inc. 2016 omnibus Incentive Plan (this “Amendment”), effective as of December 18th, 2018 (the “Effective Date”), is made and entered into by Staffing 360 Solutions, Inc., a Delaware corporation (the “Company”).  Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Staffing 360 Solutions, Inc. 2016 Omnibus Incentive Plan (the “Plan”).

RECITALS

WHEREAS, Section 14(a) of the Plan provides that the Company may amend, alter, suspend, discontinue, or terminate the Plan at any time, provided, among other things, that (i) an amendment that would materially impair the rights of a Participant, holder, or beneficiary with respect to an Award previously granted under the Plan shall not be made without the consent of such Participant, holder, or beneficiary, and (ii) no amendment that requires stockholder approval pursuant to applicable law or the requirements of the security exchange on which the Company’s Common Stock is listed shall be effective until such amendment has been approved by the Company’s stockholders;

WHEREAS, the Company desires to amend the Plan to reflect certain changes to the Code upon the enactment of the Tax Cuts and Jobs Act of 2017; and

WHEREAS, the Company has determined that this Amendment (i) does not materially impair the rights of Participants, holders, or beneficiaries with respect to any Awards previously granted to them under the Plan, and (ii) does not require stockholder approval pursuant to any applicable law or the requirements of the security exchange on which the Company’s Common Stock is listed.

NOW, THEREFORE, in accordance with Section 14(a) of the Plan, the Plan is hereby amended, effective as of the Effective Date, as follows:

1.Section 2(p) of the Plan is amended by deleting said section in its entirety and replacing it with the following new Section 2(p):

(p)“Eligible Director” means a person who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

2.Section 2(x) of the Plan is amended by deleting the phrase “consistent with Section 162(m) of the Code” from the end of said section.

3.Section 4(a) of the Plan is amended by deleting the phrase “or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable” from the second sentence of said section.

4.Section 4(c) of the Plan is amended by deleting the phrase “; provided, however, that such delegation of duties and responsibilities may not be made with respect to grants of Awards to persons (i) subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, ‘covered employees’ for purposes of Section 162(m) of the Code” from the end of the first sentence of said section and replacing it with the following new phrase:

; provided, however, that such delegation of duties and responsibilities may not be made with respect to grants of Awards to persons subject to Section 16 of the Exchange Act.

5.Section 11(a) of the Plan is amended by deleting said section in its entirety and replacing it with the following new Section 11(a):

(a)Generally.  The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of this Plan, to designate any other Award as a Performance Compensation Award. The Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award.

6.Section 11(b) of the Plan is amended by deleting the phrase “Within the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), the” from the second sentence of said section and replacing it with the word “The”.

7.Section 11(c) of the Plan is amended by deleting the fourth sentence of said section in its entirety and replacing it with the following new sentence:

The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period and thereafter promptly communicate such Performance Criteria to the Participant.

8.Section 11(d) of the Plan is amended by deleting the second sentence of said section in its entirety and replacing it with the following new sentence:

The Committee is authorized, in its sole discretion, at any time to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

9.Section 11(f) of the Plan is amended by deleting the second sentence thereof.

10.Section 14(a) of the Plan is amended by deleting the phrase “or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code” from said section.

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11.Section 15(e) of the Plan is amended by deleting the phrase “and who are not (and who are not expected to be) ‘covered employees’ within the meaning of Section 162(m) of the Code” from said section.

12.Section 15(r) of the Plan is amended by deleting said section in its entirety and replacing it with the following new Section 15(r):

(r)Code Section 162(m).  Notwithstanding anything herein to the contrary, to the extent the Committee intends for Section 162(m) of the Code to apply to any Performance Compensation Awards that were granted under the Plan and in effect as of November 2, 2017, the terms of the Plan as in existence on November 2, 2017 shall continue to govern such Performance Compensation Awards, the terms of such Performance Compensation Awards shall not be materially modified by any amendments to the Plan that occur on or after November 2, 2017,  and such Performance Compensation Awards will be interpreted, operated, and construed so as to constitute “qualified performance-based compensation” as such term is defined in Treas. Reg. § 1.162-27(e).

13.Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof, and all Awards granted prior to the Effective Date shall continue to be governed pursuant to the terms of the Plan as in effect prior to the Effective Date.

[Remainder of Page Intentionally Left Blank;

Signature Page Follows.]

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IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the Effective Date.

staffing 360 solutions, inc.

By:

Name:

Title:

Signature Page to

First Amendment to

Staffing 360 Solutions, Inc. 2016 Omnibus Incentive Plan

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